Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2012 Results

SUNNYVALE, Calif. – February 6, 2013 – QuickLogic Corporation (NASDAQ: QUIK), the leader in low-power Customer Specific Standard Products (CSSPs), today announced the financial results for its fourth quarter and fiscal year ended December 30, 2012.

Total revenue for the fourth quarter of 2012 was $3.1 million, down 16% sequentially and down 29% from the fourth quarter of 2011. During the fourth quarter, new product revenue of $1.0 million was down 35% sequentially and down 41% from the fourth quarter of 2011.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2012 was $2.6 million or $0.06 per share, compared with a net loss of $2.8 million, or $0.06 per share, in the third quarter of 2012, and a net loss of $3.1 million, or $0.08 per share, in the fourth quarter of 2011. Non-GAAP net loss for the fourth quarter of 2012 was $2.0 million, or $0.04 per share, compared with a non-GAAP net loss of $2.2 million, or $0.05 per share, in the third quarter of 2012, and a non-GAAP net loss of $2.7 million, or $0.07 per share, in the fourth quarter of 2011.

Total revenue for 2012 was down 29% at $14.9 million, compared with revenue of $21.0 million in 2011. GAAP net loss for 2012 was $12.3 million, or $0.29 per share, compared with a net loss of $7.6 million, or $0.21 per share, in 2011. Non-GAAP net loss for 2012 was $10.3 million, or $0.25 per share, compared with a non-GAAP net loss of $5.8 million, or $0.16 per share, in 2011.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time today, February 6, 2013, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time today. A recording of the call will be

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available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 90137354. The call recording will be archived until Tuesday, February 12, 2013 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 30, 2012	January 1, 2012	September 30, 2012	December 30, 2012	January 1, 2012
Revenue	$3,086	$4,346	$3,657	$14,944	$20,969
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,546	2,181	1,916	7,431	7,807
Inventory write-down and related charges	19	148	—	447	710

Gross profit	1,521	2,017	1,741	7,066	12,452
Operating expenses:
Research and development	1,624	2,450	1,865	8,743	9,836
Selling, general and administrative	2,377	2,548	2,658	10,481	9,965

Income (loss) from operations	(2,480)	(2,981)	(2,782)	(12,158)	(7,349)
Interest expense	(12)	(5)	(12)	(61)	(36)
Interest income and other (expense), net	(32)	(93)	18	(77)	(159)

Income (loss) before income taxes	(2,524)	(3,079)	(2,776)	(12,296)	(7,544)
Provision for (benefit from) income taxes	35	31	22	18	50

Net income (loss)	$(2,559)	$(3,110)	$(2,798)	$(12,314)	$(7,594)

Net income (loss) per share:
Basic	$(0.06)	$(0.08)	$(0.06)	$(0.29)	$(0.21)

Diluted	$(0.06)	$(0.08)	$(0.06)	$(0.29)	$(0.21)

Weighted average shares:
Basic	44,400	38,482	44,122	41,831	36,792

Diluted	44,400	38,482	44,122	41,831	36,792

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	December 30, 2012	January 1, 2012	September 30, 2012	December 30, 2012	January 1, 2012
GAAP loss from operations	$(2,480)	$(2,981)	$(2,782)	$(12,158)	$(7,349)
Adjustment for stock-based compensation within:
Cost of revenue	39	27	69	179	131
Research and development	116	104	147	455	458
Selling, general and administrative	429	254	385	1,369	1,087
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	—	25	25	102

Non-GAAP loss from operations	$(1,896)	$(2,596)	$(2,156)	$(10,130)	$(5,571)

GAAP net loss	$(2,559)	$(3,110)	$(2,798)	$(12,314)	$(7,594)
Adjustment for stock-based compensation within:
Cost of revenue	39	27	69	179	131
Research and development	116	104	147	455	458
Selling, general and administrative	429	254	385	1,369	1,087
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	—	25	25	102

Non-GAAP net loss	$(1,975)	$(2,725)	$(2,172)	$(10,286)	$(5,816)

GAAP net loss per share	$(0.06)	$(0.08)	$(0.06)	$(0.29)	$(0.21)
Adjustment for stock-based compensation	0.02	0.01	0.01	0.04	0.05
Adjustment for write-off of equipment	—	—	*	*	*

Non-GAAP net loss per share	$(0.04)	$(0.07)	$(0.05)	$(0.25)	$(0.16)

GAAP gross margin percentage	49.3%	46.4%	47.6%	47.3%	59.4%
Adjustment for stock-based compensation	1.3%	0.6%	2.5%	1.3%	0.6%
Adjustment for write-off of equipment	—	—	*	*	*

Non-GAAP gross margin percentage	50.6%	47.0%	50.1%	48.6%	60.0%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 30, 2012	January 1, 2012
ASSETS

Current assets:
Cash and cash equivalents	$22,578	$20,203
Short-term investment in TowerJazz Semiconductor Ltd.	345	406
Accounts receivable, net	1,242	1,585
Inventories	3,028	3,764
Other current assets	986	613

Total current assets	28,179	26,571
Property and equipment, net	2,659	2,181
Other assets	186	211

TOTAL ASSETS	$31,024	$28,963

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$1,965	$2,464
Accrued liabilities	1,214	1,118
Deferred royalty revenue	—	8
Current portion of debt and capital lease obligations	160	141

Total current liabilities	3,339	3,731

Long-term liabilities:
Capital lease obligations, less current portion	266	146
Other long-term liabilities	141	148

Total liabilities	3,746	4,025

Stockholders’ equity:
Common stock, at par value	45	39
Additional paid-in capital	204,797	190,025
Accumulated other comprehensive income	(11)	113
Accumulated deficit	(177,553)	(165,239)

Total stockholders’ equity	27,278	24,938

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,024	$28,963

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2012	Q3 2012	Fiscal 2012	Fiscal 2011	Q3 2012 to Q4 2012	2011 to 2012

COMPOSITION OF REVENUE

Revenue by product (1):
New products	33%	43%	40%	25%	(35)%	11%
Mature products	67%	57%	60%	75%	(1)%	(42)%

Revenue by geography:
United States	41%	36%	34%	39%	(4)%	(39)%
Japan	21%	23%	22%	13%	(22)%	21%
Europe	20%	20%	16%	20%	(16)%	(42)%
Malaysia	11%	11%	11%	9%	(15)%	(4)%
Rest of North America	4%	2%	2%	2%	64%	0%
China	3%	7%	12%	14%	(63)%	(43)%
Rest of Asia Pacific	0%	1%	3%	3%	(71)%	(43)%

(1)	New products represent products introduced since 2005, and include ArcticLink, ArcticLink II, ArcticLink III, Eclipse II, PolarPro, PolarPro II, and QuickPCI II products. Mature products include Eclipse, pASIC1, pASIC2, pASIC3, QuickDSP, QuickFC, QuickMIPS, QuickPCI, QuickRAM and V3 products, as well as royalty revenue, programming hardware and software.